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                                                                  RULE 424(b)(3)
                                                              File No. 333-20667
                                                       Republic Industries, Inc.



                      SUPPLEMENT NO. 5 DATED JULY 7, 1997
                      TO PROSPECTUS DATED FEBRUARY 4, 1997


        In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders section of the Prospectus is hereby supplemented as follows:



                                    SHARES BENEFICIALLY   SHARES TO BE OFFERED
                                      OWNED PRIOR TO         FOR THE SELLING
SELLING STOCKHOLDER                    THE OFFERING       STOCKHOLDER'S ACCOUNT
-------------------                 -------------------   ---------------------

Daniel W. Carlisle, TTEE of the
Carlisle Family Charitable
Remainder Unitrust dtd 5/28/97.....       25,000                25,000